Exhibit 99.2

                               OPTION CERTIFICATE

                             INCENTIVE STOCK OPTION
                                (Non-Assignable)


                                                                [Number] Shares
                                                                ---------------

                           To Purchase Common Stock of

                                    KSW, INC.

                        Issued Pursuant to the 1995 Stock
                      Option Plan of KSW, Inc., as Amended


         THIS CERTIFIES that on [date], [name] (the "Holder") was granted an incentive stock option ("Option"), pursuant to the 1995 Stock Option Plan of KSW, Inc. (the "Plan"), to purchase at the Option price of $_____ per share or any part of [number] fully paid and non-assessable shares ("Shares") of the Common Stock (par value $0.01 per share) of KSW, Inc. ("Corporation"), a Delaware corporation, upon and subject to the following terms and conditions.

         This Option shall expire on [date]. Notwithstanding the foregoing, this Option shall terminate earlier than [date] upon the occurrence of any of the events causing earlier terminations as set forth in the Plan.

         This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

         This Option shall be exercisable as follows: at the rate of ____% on each of the first, second and third anniversaries, respectively, of the date hereof.

         The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, a copy of which is attached hereto, the terms and conditions of which are hereby incorporated as though set forth at length. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

         WITNESS the seal of the Corporation and the signatures of its duly authorized officers.


Dated:  _____________

(SEAL) KSW, INC.
                                              By: __________________
                                                  President


ATTEST:

By _________________________
   Assistant Secretary

                               OPTION CERTIFICATE

                             INCENTIVE STOCK OPTION
                                (Non-Assignable)


                                                                [Number] Shares

                           To Purchase Common Stock of

                                    KSW, INC.

                        Issued Pursuant to the 1995 Stock
                      Option Plan of KSW, Inc., as Amended


         THIS CERTIFIES that on [date], [name] (the "Holder") was granted an incentive stock option ("Option"), pursuant to the 1995 Stock Option Plan of KSW, Inc. (the "Plan"), to purchase at the Option price of $_____ per share or any part of [number] fully paid and non-assessable shares ("Shares") of the Common Stock (par value $0.01 per share) of KSW, Inc. ("Corporation"), a Delaware corporation, upon and subject to the following terms and conditions.

         This Option shall expire on [date]. Notwithstanding the foregoing, this Option shall terminate earlier than [date] upon the occurrence of any of the events causing earlier terminations as set forth in the Plan, including termination immediately upon a termination of the Holder's employment because of a violation of the duties of such employment.

         This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

         This Option shall be exercisable as follows: at the rate of ____% on each of the first, second and third anniversaries, respectively, of the date hereof.

         The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, a copy of which is attached hereto, the terms and conditions of which are hereby incorporated as though set forth at length. A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

         WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:  _____________

(SEAL) KSW, INC.
                                              By: __________________
                                                  President


ATTEST:

By _________________________
   Assistant Secretary